UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________
FORM 8-K
___________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

March 2, 2018
Date of Report (date of earliest event reported)
___________________________________
WORKIVA INC.
(Exact name of registrant as specified in its charter)
___________________________________

Delaware (State or other jurisdiction of incorporation or organization)	001-36773 (Commission File Number)	47-2509828 (I.R.S. Employer Identification Number)
2900 University Blvd Ames, IA 50010 (888) 275-3125
(Address of principal executive offices and zip code)
(888) 275-3125
(Registrant's telephone number, including area code)
___________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.
Emerging growth company    ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Section 1 - Registrant's Business and Operations
Item 1.01 - Entry into a Material Definitive Agreement
On March 2, 2018, Workiva Inc. (the "Company") entered into a Consent and Sixth Amendment to Loan and Security Agreement (the "Amendment"), which, among other things, amends its Loan and Security Agreement with Silicon Valley Bank to extend the maturity date of the Company's $15.0 million credit facility (the "Credit Facility") to August 2020. The proceeds of the Credit Facility may be used to fund working capital and general business requirements. The Credit Facility is secured by all of the Company's assets and has first priority over our other debt obligations. The Credit Facility contains financial and other covenants, including certain restrictive covenants that limit the Company's ability to transfer or dispose of assets, merge with other companies or consummate certain changes of control, acquire other companies, pay dividends, incur additional indebtedness and liens, experience changes in management and enter into new businesses. The Credit Facility has a variable interest rate equal to the bank’s prime lending rate with interest payable monthly and the principal balance due at maturity. No amount was outstanding under the Credit Facility as of the date of the Amendment.
Section 2 - Financial Information
Item 2.03 - Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
See the information set forth in Item 1.01, which is incorporated by reference herein.
Section 9 - Financial Statements and Exhibits
Item 9.01 - Financial Statements and Exhibits
(d) The following exhibits are being filed herewith:

Exhibit No.	Description
10.1	Consent and Sixth Amendment to Loan and Security Agreement, dated March 2, 2018, by and between Silicon Valley Bank, Workiva Inc. and Workiva International LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 6th day of March, 2018.

WORKIVA INC.

By:	/s/ Troy M. Calkins
Name:	Troy M. Calkins
Title:	Executive Vice President, Chief Legal and Administrative Officer and Corporate Secretary